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Exhibit 10.15

LICENSE AND SUPPLY AGREEMENT

effective as of the 23rd day of April, 2007 ("Effective Date")
is entered into between

PERKINELMER LAS, INC.
Having a principal place of business at 940 Winter Street,
Waltham, MA 02451
(hereinafter "PE")

and

HELICOS BIOSCIENCES CORPORATION
Having a principal place of business at One Kendall Square, Building 700,
Cambridge, MA 02139
(hereinafter "HELICOS")

(each of which is referred to as a "Party", and collectively referred to as the
"Parties")

PREAMBLE

        PE is the owner of the entire right, title and interest in and to the Licensed Patents, as defined below, and Helicos desires a license under the Licensed Patents in the Field. PE is willing to grant such a license under the following terms and conditions.

1.     Definitions

        In this Agreement, unless the context otherwise requires:

1.1
"Affiliate" shall mean any entity that directly or indirectly controls, or is controlled by a Party to this Agreement. The term "control" as used herein means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; or (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

1.2
"Commercial Use" shall mean sales to third parties by Helicos of a Licensed Product or Licensed Service.

1.3
"Confidential Information" shall mean confidential or other proprietary information that is disclosed by either Party to the other Party under this Agreement, including, without limitation, hardware and software designs, product specifications and documentation, business and product plans and other confidential business information whether in a written or non-written format. Confidential Information shall be marked as confidential at the time of disclosure or otherwise designated as confidential by the disclosing Party within thirty (30) days of disclosure. Confidential Information shall not include information which: (i) is or becomes public knowledge without any action by, or involvement of, the receiving Party; (ii) is disclosed by the receiving Party with the prior written approval of the disclosing Party; (iii) is independently developed by the receiving Party without use of the disclosing Party's Confidential Information; (iv) is intentionally disclosed by the disclosing Party about the disclosing Party's own information to a third party without restriction on disclosure; (v) is rightfully received by the receiving Party from a third party without a duty of confidentiality.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

1.4
"Diagnostics" shall mean a Licensed Product and/or the sale, or offer for sale thereof, requiring the registration or approval of the U.S. Food and Drug Administration of the Licensed Product before the same may be sold or offered for sale in the United States.

1.5
"End-User" means an unrelated third party, other than a distributor or other intermediary, who is the ultimate user of Licensed Product or ultimate recipient of Licensed Service.

1.6
"Exploit" shall mean to import, make, have made, use, sell, offer for sale, sell through distributors, develop, commercialize, seek necessary or desirable regulatory approvals, export, transport, distribute, promote and market.

1.7
"Field" shall mean life science research and Commercial Use, but specifically excludes all Diagnostics applications.

1.8
"Helicos Instrument" shall mean hardware manufactured by or on the behalf of Helicos and sold by Helicos.

1.9
"Helicos Proprietary Reagent" shall mean any reagent developed by Helicos and subject to claims in a patent application filed by Helicos and that do not infringe a Licensed Patent.

1.10
"Lead Time" shall mean the time period between the acceptance by PerkinElmer of a Purchase Order and the delivery date of the Nucleotide Analog Products ordered under such Purchase Order.

1.11
"Licensed Patent" shall mean any and all patents and patent applications listed in Appendix A attached hereto. Any continuations, divisionals, continuation-in-part, re-examination, reissue, and all foreign counterparts of the patents and patent applications listed in Appendix A shall also be included within the Licensed Patents.

1.12
"Licensed Product" shall mean chemical reagents sold by Helicos that contain a component that would, but for the license granted herein, infringe one or more Valid and Enforceable Claim(s) of the Licensed Patents. For the avoidance of doubt, Licensed Products shall include all reagents sold by Helicos that are not a Helicos Proprietary Reagent, whether sold separately or bundled together, as long as at least one reagent would, but for the license granted herein, infringe one or more Valid and Enforceable Claim(s) of the Licensed Patents, but shall not include associated hardware.

1.13
"Licensed Service" shall mean a service provided by Helicos that includes the use of a Licensed Product.

1.14
"Net Sales" shall mean sales recognized by Helicos or its Affiliates under generally accepted accounting principles attributable to the sale of a Licensed Product or Licensed Service (whether directly or indirectly, including sales via sublicensees, distributors, dealers etc) less deductions for returns, rebates, volume discounts, sales taxes and other taxes directly linked to the sales, and customary duties and transportation costs incurred by Helicos or its Affiliates.

1.15
"Nucleotide Analog Product" shall mean one of the products listed in Appendix B attached hereto, including any revisions, enhancements, modifications and/or replacements thereto. The Nucleotide Analog Product or its use may be covered by one or more of the Licensed Patents.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

1.16
"Purchase Order" shall mean a written purchase order, indicating the quantity of each Nucleotide Analog Product and its delivery date,that is delivered to PE in accordance with Section 4.3.

1.17
"Purchase Price" shall mean the amount to be paid by Helicos to PE for the Nucleotide Analog Products as determined in accordance with Section 4.1.

1.18
"Term" shall mean the period beginning on the Effective Date and terminating on the date this Agreement is terminated under Article 10.

1.19
"Territory" shall mean the world.

1.20
"Valid and Enforceable Claim" shall mean a claim of a Licensed Patent that has not been held to be invalid or unenforceable by a court or administrative body of competent jurisdiction in a proceeding from which no appeal can be or has been taken within the relevant time for doing so.

Plurals can be read in the singular and vice versa.

2.     License Grant

2.1
Grant of License for Licensed Product

(a)
PE hereby grants to Helicos and Helicos hereby accepts a non-exclusive, non-assignable, non-transferable, non-sublicensable, royalty bearing, worldwide license under the Licensed Patents to Exploit Licensed Product and Licensed Service for End-Users for use in the Field in the Territory.

(b)
It is understood by the Parties that this license grant of Section 2.1 carries with it an implied license to End-Users of Helicos to use the Licensed Product or Licensed Service in the Field but not to resell the Licensed Product or Licensed Service.

(c)
Helicos shall provide direct End-User customer support.

2.2
Royalty. This license grant of this Article 2 is subject to the payment of the royalty fees set forth in Article 3.

2.3
Product Marking. The rights granted in this Article 2 above are conditioned on Helicos including in every manual (or the equivalent thereof) for every Licensed Product or Licensed Service on and after the Effective Date, in every printed catalog describing the Licensed Product or Licensed Service within six (6) months from and after the Effective Date, and in the electronic media version of Helicos' catalog within one (1) week from and after the Effective Date, the following notice:

  "Limited Use License for End Users
  For RESEARCH USE ONLY, NOT FOR DIAGNOSTIC PURPOSES. End user does not have a right to resell or transfer the nucleotide analog components of this kit either alone or as components of another product. No other rights are conferred and other uses are strictly prohibited."

2.4
Limitations. The license grant set forth in Section 2.1 above does not include the right by Helicos to sell a stand-alone Nucleotide Analog Product other than (a) for use on a Helicos Instrument or (ii) as a component of or replacement part of a Licensed Product.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

3.     Royalty Payments and Accounting

3.1
Royalty. Helicos shall pay to PE: i) [***] of Net Sales of Licensed Products and Licensed Services for the first [***] of Net Sales of Licensed Products or Licensed Services by Helicos; ii) [***] Net Sales by Helicos of Licensed Products and Licensed Services between [***], and iii) thereafter [***] of Net Sales by Helicos of Licensed Products and Licensed Services in excess of [***] for the remaining term of this Agreement. For the avoidance of doubt, the payment calculations under this Paragraph shall be based upon a cumulative total of Net Sales and shall not be reset on an annual or any other basis.

3.2
Payment. Payments under this Article 3 shall be made by Helicos within thirty (30) calendar days of the last day of each calendar year quarter based upon Net Sales in the preceding calendar year quarter, with each calendar year quarter ending on the last day of March, June, September, and December.

3.3
Records. Helicos shall keep complete and accurate records of Net Sales in accordance with generally accepted accounting principles. Such records shall be available to PE and its auditor, or a third party mutually agreeable to PE and Helicos, for inspection, at PE's expense, during normal business hours for three (3) years after the end of the relevant royalty period. Notwithstanding the foregoing, if such inspection reveals that reported royalties have been understated by more than five percent (5%), then Helicos shall reimburse PE for reasonable expenses incurred by PE, or its designee, for such inspection.

4.     Purchase Price and Nucleotide Analog Product Delivery

4.1
Purchase Price. Throughout the Term, the Purchase Price for any Nucleotide Analog Product shall be based on yearly quotes negotiated between the Parties. The current Purchase Price is set forth in Quote No. 62219 (attached hereto as Appendix C), which shall remain in effect until its expiration on [***]. After [***], and at its sole option, PE can alter the Purchase Price in line with market based pricing adjustments.

4.2
Taxes. Helicos's Purchase Price does not include any applicable sales, use, service, value added, or like taxes, however designated, levied against the sale, licensing, delivery or use of the Nucleotide Analog Products. Helicos shall pay all such taxes imposed on the Nucleotide Analog Products, and, when PE has the legal obligation to collect such taxes, the appropriate amount shall be added to Helicos's invoice and paid by Helicos. Helicos shall not be liable for any taxes based on Helicos's net income or for which it has provided to PE an appropriate exemption certificate for the delivery jurisdiction, provided, however, that Helicos shall promptly notify PE of any amendment or revocation of such certificate.

4.3
Purchase Order Procedure. All orders for Nucleotide Analog Products submitted by Helicos shall be initiated by a written Purchase Order sent to PE and requesting a delivery date during the Term. No order shall be binding upon PE until a Purchase Order has been accepted by PE in writing, and PE shall have no liability to Helicos with respect to Purchase Orders that are not accepted, except as otherwise provided herein. PE shall notify Helicos of the acceptance or rejection of a Purchase Order and of the accepted delivery date for accepted orders within five (5) business days after receipt of the Purchase Order. If Helicos is not notified of PE's acceptance or rejection within five (5) business days of receipt of the Purchase Order by PE, the Purchase Order shall be deemed accepted by PE. Helicos's Purchase Orders submitted to PE with respect to the Nucleotide Analog Products to be purchased hereunder shall be governed by the terms of this Agreement. Nothing contained in any such Purchase Order shall in any way modify such terms of purchase or add any additional terms or conditions except as otherwise agreed in writing by the Parties.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

4.4
Forecast. Helicos shall, on a quarterly basis, provide PE with a six (6) month non-binding rolling projection of orders by Helicos of the Nucleotide Analog Products ("Forecast"). PE cannot guarantee that additional amounts of the Nucleotide Analog Products submitted on the Forecast will be available for purchase by Helicos. Helicos commits to purchasing at least ninety percent (90%) of the amount of Nucleotide Analog Products submitted for the first three (3) months of the rolling forecast; however, notwithstanding any other provision contained herein, the Parties acknowledge and agree that the Forecast can in no way be construed as a commitment on Helicos's part to purchase one hundred percent (100%) of the amount of Nucleotide Analog Products submitted on the Forecast.

4.5
Lead Time. To facilitate PE's production scheduling, Helicos shall submit Purchase Orders to PE consistent with a Lead Time of sixty (60) calendar days.

4.6
Payment. Helicos shall make full payment of the Purchase Price for the Nucleotide Analog Products to PE in United States dollars, net thirty (30) calendar days from Helicos's receipt of an undisputed invoice from PE. In the event that Helicos fails to make payments when due, PE shall notify Helicos in writing of the non-payments, and Helicos shall have twenty (20) calendar days to cure the non-payment. In the event Helicos fails to cure such non-payment, such non-payment will be considered a material breach by Helicos, and PE may alter terms of payment, suspend credit, withhold shipment, and/or terminate this Agreement.

4.7
Shipping. All orders are F.O.B. factory. All Nucleotide Analog Products delivered pursuant to the terms of this Agreement shall be delivered by Helicos's standard carrier. Upon delivery by PE to the carrier, the Nucleotide Analog Products shall be deemed delivered in accordance with the Purchase Order, and all title, ownership, and risk of loss or damage with respect to the Nucleotide Analog Products shall pass to Helicos. All freight, insurance, taxes, and other shipping expenses shall be paid by Helicos. Items shipped after their scheduled delivery date will be shipped by PE on an expedited overnight basis with the surcharge for such expedited overnight delivery being at PE's sole expense.

4.8
Inspection. Helicos shall use reasonable efforts to inspect all Products and to furnish to PE, in writing, any claim that Helicos may have in connection with such Products within 30 days of receipt, for any Material Defect in the Nucleotide Analog Product. Within thirty (30) days of receipt of such written claim, and upon Helicos's return to PE, at PE's sole expense, of the defective Nucleotide Analog Product, PE shall, at its sole option, repair or replace the Nucleotide Product or provide credit of the Purchase Price to Helicos. Such remedy shall be Helicos's sole remedy for defective product.

5.     Independent Contractors

        The relationship of PE and Helicos established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either Party the power to direct and control the day-to-day activities of the other, (ii) constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow either Party to create or assume any obligation on behalf of the other Party for any purpose unless expressly provided herein. Except as set forth in Article 10, nothing in this Agreement shall preclude either Party from developing, manufacturing, marketing, selling, leasing or maintaining any products to or for any other customer, including, without limitation, end-users, original equipment manufacturers or other resellers.

6.     Limited Warranty

6.1
Nucleotide Analog Products. PE warrants that the Nucleotide Analog Products shipped under this Agreement will be free from any defects in material and workmanship.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

6.2
Disclaimer. PE MAKES NO WARRANTY OF ANY OTHER KIND, EITHER EXPRESS OR IMPLIED, AND SPECIFICALLY NO WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE LICENSED PRODUCTS MAY BE USED WITHOUT INFRINGING THE PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTIES. NOTIFICATION OF ANY BREACH OF A PE WARRANTY MUST BE MADE TO PE IN WRITING WITHIN SIXTY (60) DAYS OF RECEIPT OF LICENSED PRODUCT. NO CLAIM SHALL BE HONORED IF HELICOS FAILS TO NOTIFY PE WITHIN THE PERIOD SPECIFIED. THE SOLE AND EXCLUSIVE REMEDY OF HELICOS FOR ANY LIABILITY OF PE OF ANY KIND INCLUDING LIABILITY BASED UPON WARRANTY (EXPRESS OR IMPLIED WHETHER CONTAINED HEREIN OR ELSEWHERE), STRICT LIABILITY, CONTRACT, OR OTHERWISE IS LIMITED TO THE REPLACEMENT OF THE LICENSED PRODUCT OR THE REFUND OF THE INVOICE PRICE THEREOF. PE SHALL NOT IN ANY CASE BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

7.     Confidentiality

        During the Term and for a period of five (5) years following the expiration or earlier termination of this Agreement, the Parties agree to observe complete confidentiality with respect to the Confidential Information, and to make all reasonable efforts not to disclose, or permit any third party or entity access to, the Confidential Information (or any portion thereof) without the prior written permission of the other Party (except such disclosure or access which is required to perform any obligations under this Agreement) and to ensure that any employees, or any third parties who obtain access to the Confidential Information, are advised of the confidential and proprietary nature thereof and are prohibited by a written agreement from copying, utilizing or otherwise revealing the Confidential Information. Without limiting the foregoing, the Parties agree to employ with regard to the Confidential Information procedures no less restrictive than the strictest procedures used by it to protect its own confidential and proprietary information. Neither Party may use the Confidential Information for any purpose other than to fulfill its obligations under this Agreement. If either Party is required to disclose pursuant to any judicial or governmental order, then the receiving Party must give the disclosing Party sufficient prior notice to contest such order. Notwithstanding the foregoing, either party may disclose this Agreement with financial terms redacted to Government agencies or as otherwise required by law or regulation.

8.     Indemnification and Insurance

8.1
Indemnification. PE and its Affiliates, and their directors, officers, employees and agents shall have no liability for damages incurred by Helicos resulting from actual or threatened claims (including claims of inducement to infringe, demands, costs, damages, settlements, and liabilities (including all reasonable attorneys' fees and court costs)) of any kind whatsoever, regardless of the form of such claims, relating to or arising out of the use, manufacture and/or sale by Helicos of Licensed Product or Licensed Services, and Helicos shall indemnify, defend, and hold harmless PE and its Affiliates, and their directors, officers, employees and agents against all such claims except to the extent any such claim is shown by Helicos to have been caused directly and solely by the gross negligence or willful misconduct of PE.

8.2
Insurance. Helicos shall carry and maintain in force as long as its indemnification obligations remain in force, at Helicos's expense, insurance of the type and of the minimum coverage limits as follows:

(a)
Damage, including Contractual Liability, to cover Helicos' obligations under this Agreement, in a combined single limit—$2,000,000 per occurrence and a maximum of $3,000,000 per annum.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

  (b)
  Other insurance appropriate for Helicos' business or required by law.

9.     Alleged Infringement of Licensed Patents

        Helicos shall advise PE promptly upon its becoming aware of any third party's infringement of the Licensed Patents. PE shall at all times remain the owner of the Licensed Patents with the sole right to enforce the Licensed Patents.

10.   Termination

10.1
Term. This Agreement will become effective upon signature by both Parties and, unless terminated sooner as provided herein below or by mutual agreement, will remain in force and will expire upon the expiration of the last to expire of the Licensed Patents on a country-by-country basis.

10.2
Termination for Cause. Failure by either Party to this Agreement to comply with any of the obligations and conditions contained herein shall entitle the other Party to give the Party in default written notice requiring it to cure such default. If the default is not remedied within sixty (60) days after receipt of such notice, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, to terminate the entire Agreement by giving notice to take effect immediately. The right of either Party to terminate the entire Agreement as provided herein shall not be affected in any way by its waiver of or failure to take action with respect to any previous default.

10.3
Termination for Insolvency. This Agreement shall terminate, upon notice by either Party, (i) if the other Party files voluntary bankruptcy proceedings, (ii) if involuntary insolvency, receivership or bankruptcy proceedings instituted against the other Party are not dismissed within sixty (60) calendar days of such institution, (iii) upon the other Party's making an assignment for the benefit of creditors, or (iv) upon the other Party's dissolution or ceasing to do business.

10.4
Termination by either Party. Either Party may terminate this Agreement with a ninety (90) day prior written notice to the other Party.

10.5
Fulfillment of Orders upon Termination. Upon termination of this Agreement for other than Helicos's material default or insolvency, PE shall continue to fulfill, subject to the terms of Article 4, all Purchase Orders accepted by PE prior to the effective date of termination.

10.6
Survival. The provisions of Articles 1, 5, 6, 8, 9, 10, 11, and 12 shall survive the expiration or earlier termination of this Agreement for any reason.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

11.   Miscellaneous

11.1
Amendment. No amendments, changes, modifications or alterations of this Agreement shall be binding upon either party unless in writing and signed by both parties.

11.2
Headings. All titles and captions in this Agreement are for convenience only and shall not be interpreted as having any substantive meaning.

11.3
Severability. In the event that a court of competent jurisdiction holds that a particular provision or requirement of this Agreement is in violation of any law, such provision or requirement shall not be enforced but replaced by a valid and enforceable provision or requirement which will achieve as far as possible the economic business intentions of the parties. All other provisions and requirements of this Agreement, however, shall remain in full force and effect.

11.4
Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the Party to be charged.

11.5
Consents and Approval. Except where expressly provided as being in the discretion of a Party, where approval, acceptance, consent or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent. Each Party shall, at the request of the other Party, perform those actions, including executing additional documents and instruments, reasonably necessary to give full effect to the terms of this Agreement.

11.6
Mutually Negotiated. The Parties agree that the terms and conditions of this Agreement (including any perceived ambiguity herein) shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of the original or any further drafts of this Agreement, as each Party has been represented by counsel in its negotiation of this agreement and it represents their mutual efforts.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

11.7
Notices. All notices and other communications hereunder shall be in writing and shall be deemed effective when delivered by hand or by facsimile transmission, when telexed or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the Parties at the addresses and fax numbers specified as follows, or to any address and fax number later provided by one party to the other:

PE	Helicos
PerkinElmer LAS, Inc. Attn: President 940 Winter Street Waltham, MA 02451 FAX: (781) 663-5972	Helicos BioSciences Corporation One Kendall Square, Bldg. 700 Cambridge, MA 02139 Attn: Mark Solakian
With a copy to:
PerkinElmer LAS, Inc. Attn: General Counsel 940 Winter Street Waltham, MA 02451 FAX: (781) 663-5969
11.8
Force Majeure. Except for the obligation to make payments, neither Party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including acts of war, acts of God, earthquake, flood, fire, embargo, riot, sabotage, labor shortage or dispute, governmental act, or failure of third party power or telecommunications networks, provided that the delayed Party: (a) gives the other Party prompt notice of such cause, and (b) uses its reasonable commercial efforts to promptly correct such failure or delay in performance. Notwithstanding the foregoing, if such event causes a delay in performance of more than sixty (60) days, the unaffected Party shall have the right to terminate this Agreement without penalty upon written notice at any time prior to the affected Party's resumption of performance.

11.9
Assignment and Binding Effect. Neither Party shall assign this Agreement to any third party without the prior written consent of the other Party; provided, however, that either party may assign this Agreement to an Affiliate or a legal successor in interest to all or substantially all of the business or assets of such party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns.

11.10
Legal Expenses. The prevailing Party in any legal action brought by one Party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

11.11
Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

11.12
Publicity. Neither party shall issue a press release or disclose publicly the terms of this Agreement without the prior written approval of the other party except as required by law, Government agencies or court orders.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

11.13
Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference herein to "including" shall be interpreted as "including without limitation". Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

11.14
Conflict. Notwithstanding any other provision contained herein, in the event of any conflict between the terms and conditions of this Agreement and any exhibits and/or appendices attached hereto or referenced herein, the terms and conditions of this Agreement shall control and prevail.

11.15
Waiver. No delay or omission by either Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach of any covenant or provision of this Agreement shall not be construed to be a waiver of any succeeding breach of any other covenant or provision. All waivers must be in writing and signed by the Party waiving its rights.

12.   Governing Law and Jurisdiction

        Any dispute under this Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions and each party agrees to submit to the jurisdiction of the appropriate court in Massachusetts.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

        IN WITNESS WHEREOF the Parties have entered into this Agreement as of the Effective Date.

PerkinElmer LAS, Inc.
By:	/s/ Kenneth S. King
Title:	Vice President and General Manager Molecular Medicine PerkinElmer Life and Analytical Sciences
Date:
Helicos BioSciences Corporation
By:	/s/ Thomas Meyers
Title:	Vice President and Chief Patent Counsel
Date:	April 23, 2007

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Appendix A

[***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Appendix B

[***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Appendix C

Customer Services Quotation

Please reply to: PerkinElmer Life and Analytical Sciences 549 Albany Street, Boston, MA 02188 US: (617) 350-9400 International: (617) 350-9076 Fax: (617) 542-4330 Date: 01/29/07		In response to your inquiry, we are pleased to offer this quotation on the product(s) you require. Unless otherwise stated, process and delivery specified will remain open for a period of ninety (90) days from the date of this quotation. Orders placed are subject to acceptance by PerkinElmer Life and Analytical Sciences, Inc., TERMS: NET 30 DAYS
To:	Dr. Philip R. Buzby Helicos BioSciences Corp. Building 200 One Kendall Square Cambridge MA 02139	Ref#: 62219 PerkinElmer Quotation: 62219 Shipping Method: Air Express Shipping Charges: Included Shipping Point: dest By: Patrice Fiore
	Phone: 617-551-4750	Fax: 617-551-4751

Description	Quantity	U/M	Price
Product Name: [***]	[***]	Lot

Specific Activity: N/A

Catalog number: [***]

Delivery ARO: 1 to 1 Week(s)

Radiochemical Purity >= N/A

Other Analysis:

Optical Purity: N/A

Determined By:

Recommended Shipping Solvent: N/A

Recommended Concentration: N/A

Shipped on (ice type):

Comments: [***]

NOTE: This quotation is subject to revision of synthetic details.	AGREED TO AND ACCEPTED:
IMPORTANT INFORMATION	BY:
TITLE:
DATE:
This quotation includes all of the provisions on the face hereof and delivered herewith. Only such instructions, terms and conditions shall constitute the agreement between the parties hereto. The acceptance copy must be signed and returned to: PerkinElmer Life and Analytical Sciences
This service is performed exclusively for purposes of scientific experimentation, analysis or chemical research. The products of this service are for laboratory use for research purposes.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

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  Exhibit 10.15
LICENSE AND SUPPLY AGREEMENT